Exhibit 10.8

AMENDMENT
TO THE
NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

This is an Amendment to the Non-Qualified Stock Option Award Agreement (the "Agreement") between Turning Point Brands, Inc., a Delaware corporation (the "Company"), and Mark Stegeman (the "Participant"), which was made as of August 10, 2016 (the "Grant Date") and pursuant to the terms of the Company's 2015 Equity Incentive Plan (the "Plan").  This Amendment shall be effective as of March 13, 2018.

RECITALS

A.
The Company maintains the Plan and has authorized the Compensation Committee of the Board ("Committee") in Section 12(b) of the Plan to waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award granted under the Plan.

B.	Pursuant to Section 12 of the Agreement, any amendment to the Agreement shall be, subject to the terms of the Plan, in writing and signed by both parties to the Agreement.

C.
The Committee and the Participant wish to amend the vesting requirements set forth in the Agreement to accelerate the vesting of half of the Participant's unvested Shares, giving him the right and option (the "Option") to purchase 47,247 Shares at a price per Share equal to $9.26 (the "Exercise Price") within 90 days of his termination from the Company as set forth in Section 3(d) of the Agreement.

D.
The Committee and the Participant wish to eliminate in its entirety the termination of service provision set forth in this Agreement, which requires the unvested portion of the Option to be forfeited and cancelled upon the Participant's termination from service or employment with the Company and its Affiliates.

AMENDMENTS

The Agreement is hereby amended as follows:

1.	Effective as of the date of this Amendment, Section 2(a) of the Agreement is amended to read as:

(a)          Generally.  Except as otherwise provided herein, 50% of this Option shall be vested and exercisable as of the Grant Date, 25% shall vest and become exercisable as of the first anniversary of the Grant Date (each such date, a “Vesting Date”), and one half of the remaining 25% shall vest and become exercisable as of the effective date of the Amendment to this Agreement.  Any unvested portion of this Option shall be cancelled and forfeited as of the effective date of the Amendment to this Agreement.

2.	Effective as of the date of this Amendment, Section 2(b) of the Agreement is deleted in its entirety.

IN WITNESS WHEREOF, this Amendment has been executed this 3rd day of May, 2018.

TURNING POINT BRANDS, INC.

By:	/s/ James Dobbins

Name:	James Dobbins

Title:	SVP, General Counsel

PARTICIPANT

/s/ Mark A. Stegeman	5/3/18
Participant’s Signature	Date

Name:	Mark A. Stegeman